MISSISSIPPI VIEW HOLDING COMPANY

EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                           For the Three Months                For the Nine Months
                                                              Ended June 30,                      Ended June 30,
                                                      ---------------------------         ----------------------------
                                                         1996              1995              1996               1995
                                                     ----------         ---------         ---------          ---------
Net Income..........................................  $ 196,141         $ 201,608         $ 627,319          $ 550,078
                                                      =========         =========         =========
Add:  Pro Forma Income From
  Net Proceeds of Stock Conversion(1)...............                                                           106,114
                                                                                                             ---------
Pro Forma Net Income................................                                                         $ 656,192
                                                                                                             =========
Weighted Average Shares
  Outstanding.......................................    823,009           928,731           868,737            928,731
                                                                          =======                            =========
Common stock equivalents due to
  dilutive effect of stock options..................        756                               1,639
                                                      ---------                           ---------
Total weighted average common
  shares and equivalents
  outstanding.......................................  $ 823,765                             870,376
                                                      =========                          ==========

Primary Earnings Per Share..........................  $    0.24         $    0.22        $     0.72          $    0.71
                                                      =========         =========        ==========          =========

Weighted Average Shares
  Outstanding.......................................    823,009           928,731           868,737            928,731
                                                                        =========                            =========
Additional dilutive shares using end
  of period market value versus
  average market value for period
  when utilizing the treasury stock
  method regarding stock options....................      2,168                               2,168
                                                      ---------                          ----------
Total weighted average common
  shares and equivalents
  outstanding for fully diluted
  computation.......................................    825,177                             870,905
                                                      =========                           =========

Fully diluted earnings per share....................  $    0.24        $     0.22         $    0.72          $     0.71
                                                      =========        ==========         =========          ==========

Earnings  per share of common stock for the three and nine month  periods  ended
June 30, 1995 and 1996 have been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP and Management Stock Bonus Plan ("MSBP") shares.

(1) The addition of net income is the assumed pro forma effect of the net proceeds of the stock conversion as if the common stock issued was sold on October 1, 1994, and was invested by the Company at 6.2%, which was equal to the one year U.S. Treasury bill rate as of October 31, 1994, net of an effective federal and state income tax rate of 40.5% resulting in an after tax yield of 3.69% on $6,901,750. The proceeds were generally available to the Company on March 1, 1995.

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